UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2019

Beyond Commerce, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

000-52490 (Commission File Number)	98-0512515 (I.R.S. Employer Identification No.)

3773 Howard Hughes Pkwy, Suite: 500 Las Vegas, Nevada (Address of Principal Executive Offices)	89169 (Zip Code)

(702) 675-8022

(Registrant’s Telephone Number, Including Area Code)

(Former name, former address, and former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

◻ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

◻ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

◻ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

◻ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Smaller reporting company   ⌧                        Emerging growth company ◻

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

Item 8.01 Other Events.

Beyond Commerce, Inc. Closes Acquisition of PathUX, LLC

Item 1.01 Beyond Commerce, Inc. Closes Acquisition of PathUX, LLC

On May 31, 2019 Beyond Commerce, Inc. (OTCMKT: BYOC) a Nevada corporation, closed the acquisition of PathUX, LLC. Beyond Commerce Chairperson and CEO Geordan Pursglove commented, “PathUX provides Cloud-based marketing automation software and makes a great addition to our strategic vision. We believe there are tremendous opportunities for synergies and cross-selling and look forward to our future growth plans as one company. Their team has done a terrific job building a recurring revenue business model that offers a high degree of visibility, predictability and scale.”

Headquartered in Westport Connecticut, PathUX is a premiere software developer that specializes in the development of proprietary tools providing Cloud based marketing automation and analytics for their clients. Marketers can create precise audiences to deliver more relevant messages to their customers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

BEYOND COMMERCE, INC.

Date: May 31, 2019By: /s/ Geordan G. Pursglove .

Geordan G Pursglove,

Chief Executive Officer, President and Director